www.aviatnetworks.com

Aviat Networks Announces Fiscal First Quarter 2014 Financial Results
SANTA CLARA, Calif., October 30, 2013 -- Aviat Networks, Inc. (NASDAQ: AVNW), the leading expert in microwave networking solutions, today reported financial results for the first quarter of fiscal year 2014, which ended September 27, 2013.
Financial Highlights for Q1FY14

•	Revenue at $93.4 million

•	Book to bill was slightly more than 1

•	GAAP Gross Margin at 24.7%; Non-GAAP Gross Margin at 25.1%

•	GAAP Operating Expense at $36.5 million; Non-GAAP Operating Expense at $30.5 million

•	GAAP Net Loss including discontinued operations at $(13.6) million, or $(0.22) per share

•	Non-GAAP Net Loss from continuing operations at $(7.8) million, or $(0.13) per share
A reconciliation of GAAP to non-GAAP financial measures for the fiscal first quarter along with the accompanying notes is provided on Table 4.
“We are disappointed with Aviat’s performance in the fiscal first quarter of 2014. While we see an improving pipeline of new business, we are formulating plans to lower the Company’s costs with the goal of reducing the Company’s revenue breakeven level,” says Michael Pangia, president and CEO, Aviat Networks. “We expect that both our mobile and non-mobile business will build over the next several quarters as our new products ramp, and we remain confident in our ability to grow the Company over the medium and long term.”
GAAP Financial Results
For the first quarter of fiscal year 2014, revenue was $93.4 million, compared with $115.0 million in the year-ago quarter. The Company reported net loss, including discontinued operations, of $(13.6) million or $(0.22) per share, compared with a net loss of $(2.2) million or $(0.04) per share in the year-ago quarter. Loss from continuing operations for the quarter was $(13.7) million, or $(0.22) per share, compared with the loss from continuing operations of $(0.8) million, or $(0.01) per share, in the year-ago quarter. Revenue and results of operations from the Company’s WiMAX business are classified as discontinued operations for all periods presented.
Cash and cash equivalents were $79.3 million as of September 27, 2013 compared with $90.0 million as of the end of the prior quarter. The decrease in cash is primarily due to cash used from operating activities, capital spending for product introduction, and the payback of $2.8 million in debt.
Non-GAAP Financial Results
Non-GAAP loss from continuing operations for the quarter was $(7.8) million, or $(0.13) per share, compared with a non-GAAP income from continuing operations of $2.8 million, or $0.05 per diluted share, in the year-ago quarter.
The first quarter of fiscal year 2014 non-GAAP loss from continuing operations excluded $6.3 million of pre-tax charges composed primarily of the following:

•	$1.5 million for share-based compensation expense

•	$4.5 million of restructuring charges

•	$0.1 million for amortization of purchased intangibles

•	$0.2 million of warehouse consolidation costs

Fiscal first quarter 2014 Adjusted EBITDA was $(5.7) million, compared with $5.3 million in the year ago quarter. In addition to the $6.3 million of pre-tax charges excluded from non-GAAP loss from continuing operations noted above, fiscal first quarter 2014 Adjusted EBITDA also excludes $1.5 million of pre-tax charges comprised of the following:

•	$1.4 million of depreciation and amortization on property, plant and equipment

•	$0.1 million of interest expense
A reconciliation of GAAP to non-GAAP financial measures for the fiscal first quarter along with accompanying notes is provided on Table 4.
First Quarter Revenue by Region
Revenue in the North America region was $33.7 million in the first quarter of fiscal 2014, compared with $38.7 million in the year-ago quarter. International revenue was $59.7 million, compared with $76.3 million in the year ago quarter.
Outlook
Based on current trends, fiscal second quarter of 2014 revenue outlook range is expected to be between $100 million and $107 million. Fiscal second quarter of 2014 Non-GAAP loss from continuing operations is expected to be in the range of $(0.08) to $(0.03) per share. Due to the high variability and difficulty in predicting certain items that affect GAAP net income (loss), such as tax rates and stock price, Aviat Networks is unable to provide a complete reconciliation of GAAP net income (loss) per diluted share to non-GAAP income (loss) per diluted share on a forward-looking basis without unreasonable efforts.
Conference Call Details

Aviat Networks, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss the Company's financial results. Those wishing to join the call should dial 480-629-9760 or toll free at 877-941-4774 access code 4644146 at approximately 4:20 p.m. Eastern Time. A replay also will be available starting approximately one hour after the completion of the call until November 6, 2013. To access the replay, dial 303-590-3030 or toll free at 800-406-7325 access code 4644146. A live and archived webcast of the conference call will also be available via the Company's Web site at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, adjusted earnings (losses) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance.
Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.
About Aviat Networks
Aviat Networks, Inc. (NASDAQ: AVNW) is a leading global provider of microwave networking solutions transforming communications networks to handle the exploding growth of IP-centric, multi-Gigabit data services. With more than 750,000 systems installed around the world, Aviat Networks provides LTE-proven microwave networking solutions to mobile operators, including some of the largest and most advanced 4G/LTE networks in the world. Public safety, utility, government and defense organizations also trust Aviat Networks' solutions for their mission-critical applications where reliability is paramount. In conjunction with its networking solutions, Aviat Networks provides a comprehensive suite of localized professional and support services enabling customers to effectively and seamlessly migrate to next generation Carrier Ethernet/IP networks. For more than 50 years, customers have relied on Aviat Networks' high performance and scalable solutions to help them maximize their investments and solve their most challenging network problems. Headquartered in Santa Clara, California, Aviat Networks operates in more than 100 countries around the world. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act, including plans related to lowering the Company’s costs, the Company’s pipeline of mobile and non-mobile business, the positive impact of new products, the Company’s ability to grow and the Company’s expected results for the second quarter of fiscal 2014. All statements, trend analyses and other information contained herein about the markets for the services and products of Aviat Networks, Inc. and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Aviat Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	the timing of our receipt of payment for products or services from our customers;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the effects of currency and interest rate risks; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 23, 2013 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2014 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012 (1)
	(In millions, except per share amounts)
Revenue from product sales and services	$93.4	$115.0
Cost of product sales and services	70.3	81.3
Gross margin	23.1	33.7
Research and development expenses	9.7	9.3
Selling and administrative expenses	22.2	23.3
Amortization of intangible assets	0.1	0.1
Restructuring charges	4.5	0.3
Operating income (loss)	(13.4)	0.7
Interest income	—	0.3
Interest expense	(0.1)	(0.3)
Income (loss) from continuing operations before income taxes	(13.5)	0.7
Provision for income taxes	0.2	1.5
Loss from continuing operations	(13.7)	(0.8)
Income (loss) from discontinued operations, net of tax	0.1	(1.4)
Net loss	$(13.6)	$(2.2)

Income (loss) per common share, basic and diluted:
Continuing operations	$(0.22)	$(0.01)
Discontinued operations	$0.00	$(0.02)
Net loss	$(0.22)	$(0.04)
Weighted average shares outstanding, basic and diluted	60.9	59.3

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2014 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 27, 2013	June 28, 2013 (1)
	(In millions)
Assets
Cash and cash equivalents	$79.3	$90.0
Receivables, net	86.9	86.3
Unbilled costs	29.9	28.9
Inventories	33.5	35.0
Customer service inventories	15.3	16.2
Other current assets	18.9	20.6
Property, plant and equipment, net	31.3	28.8
Identifiable intangible assets, net	0.7	0.8
Other assets	2.0	1.9
	$297.8	$308.5
Liabilities and Stockholders' Equity
Short-term debt	$6.0	$8.8
Accounts payable	50.0	50.6
Advanced payments and unearned income, current	20.8	18.6
Accrued expenses and other current liabilities	55.5	55.8
Other long-term liabilities	27.6	24.8
Stockholders' equity	137.9	149.9
	$297.8	$308.5

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2014 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012 (1)
	(In millions)
Operating Activities
Net loss	$(13.6)	$(2.2)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of identifiable intangible assets	0.1	0.3
Depreciation and amortization of property, plant and equipment	1.4	1.6
Bad debt expense	0.1	1.1
Share-based compensation expense	1.5	1.5
Charges for inventory write-downs	0.6	2.5
Changes in operating assets and liabilities:
Receivables	(0.6)	(19.7)
Unbilled costs	(1.0)	4.9
Inventories	1.2	1.5
Customer service inventories	0.6	—
Accounts payable	(0.7)	4.2
Accrued expenses	(1.3)	(5.6)
Advance payments and unearned income	2.4	(0.8)
Income taxes payable or receivable	1.2	0.8
Reserve for uncertain tax positions and deferred taxes	—	0.2
Other assets and liabilities	3.5	0.5
Net cash used in operating activities	(4.6)	(9.2)
Investing Activities
Cash disbursed related to sale of WiMAX business, net	—	(0.1)
Additions of property, plant and equipment	(3.8)	(1.3)
Net cash used in investing activities	(3.8)	(1.4)
Financing Activities
Payments on short-term debt	(2.8)	—
Payments on long-term debt	—	(1.0)
Payments on capital lease obligations	(0.1)	—
Net cash used in financing activities	(2.9)	(1.0)
Effect of exchange rate changes on cash and cash equivalents	0.6	0.7
Net Decrease in Cash and Cash Equivalents	(10.7)	(10.9)
Cash and Cash Equivalents, Beginning of Period	90.0	96.0
Cash and Cash Equivalents, End of Period	$79.3	$85.1

____________________________________________________

(1)	Certain prior year period amounts are reclassified to conform to current period presentation.

AVIAT NETWORKS, INC.
Quarter Ended September 27, 2013 Summaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income or loss, income tax provision or benefit, income or loss from continuing operations, basic and diluted income or loss per share from continuing operations, and adjusted earnings before interest, tax, depreciation and amortization ("Adjusted EBITDA"), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2014 First Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	September 27, 2013	% of Revenue	September 28, 2012 (1)	% of Revenue
	(In millions, except percentages and per share amounts)
GAAP gross margin	$23.1	24.7%	$33.7	29.3%
Share-based compensation	0.1		0.1
Warehouse consolidation costs	0.2		—
Amortization of purchased technology	—		0.2
Non-GAAP gross margin	23.4	25.1%	34.0	29.6%
GAAP research and development expenses	$9.7	10.4%	$9.3	8.1%
Share-based compensation	(0.2)		(0.3)
Non-GAAP research and development expenses	9.5	10.2%	9.0	7.8%
GAAP selling and administrative expenses	$22.2	23.8%	$23.3	20.3%
Share-based compensation	(1.2)		(1.1)
Transactional taxes assessments	—		(0.6)
Non-GAAP selling and administrative expenses	21.0	22.5%	21.6	18.8%
GAAP operating income (loss)	$(13.4)	(14.3)%	$0.7	0.6%
Share-based compensation	1.5		1.5
Warehouse consolidation costs	0.2		—
Amortization of purchased technology	—		0.2
Transactional taxes assessments	—		0.6
Amortization of intangible assets	0.1		0.1
Restructuring charges	4.5		0.3
Non-GAAP operating income (loss)	(7.1)	(7.6)%	3.4	3.0%
GAAP income tax provision	$0.2	0.2%	$1.5	1.3%
Adjustment to reflect pro forma tax rate	0.4		(0.9)
Non-GAAP income tax provision	0.6	0.6%	0.6	0.5%
GAAP loss from continuing operations	$(13.7)	(14.7)%	$(0.8)	(0.7)%
Share-based compensation	1.5		1.5
Warehouse consolidation costs	0.2		—
Amortization of purchased technology	—		0.2
Transactional taxes assessments	—		0.6
Amortization of intangible assets	0.1		0.1
Restructuring charges	4.5		0.3
Adjustment to reflect pro forma tax rate	(0.4)		0.9
Non-GAAP income (loss) from continuing operations	$(7.8)	(8.4)%	$2.8	2.4%
Income (loss) per share from continuing operations
Basic:
GAAP	$(0.22)		$(0.01)
Non-GAAP	$(0.13)		$0.05
Diluted:
GAAP	$(0.22)		$(0.01)
Non-GAAP	$(0.13)		$0.05
Shares used in computing income (loss) per share from continuing operations
Basic:
GAAP	60.9		59.3
Non-GAAP	60.9		61.3
Diluted:
GAAP	60.9		59.3
Non-GAAP	60.9		61.4

	Quarter Ended
	September 27, 2013	% of Revenue	September 28, 2012 (1)	% of Revenue
	(In millions, except percentages and per share amounts)

ADJUSTED EBITDA:

GAAP loss from continuing operations	$(13.7)	(14.7)%	$(0.8)	(0.7)%
Depreciation and amortization of property, plant and equipment	1.4		1.6
Interest expense	0.1		0.3
Share-based compensation	1.5		1.5
Warehouse consolidation costs	0.2		—
Amortization of purchased technology	—		0.2
Transactional taxes assessments	—		0.6
Amortization of intangible assets	0.1		0.1
Goodwill impairment charges	—		—
Restructuring charges	4.5		0.3
Provision for income taxes	0.2		1.5
Adjusted EBITDA	$(5.7)	(6.1)%	$5.3	4.6%

_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income or loss from continuing operations excluded share-based compensation, warehouse consolidation costs, amortization of purchased technology, transactional taxes assessments, amortization of intangible assets, restructuring charges, and adjustment to reflect pro forma tax rate. Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest expense, provision for income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP income (loss) from continuing operations. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

.

Table 5
AVIAT NETWORKS, INC.
Fiscal Year 2014 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	September 27, 2013	September 28, 2012
	(in millions)
North America	$33.7	$38.7
International:
Africa and Middle East	37.0	49.0
Europe and Russia	8.6	12.4
Latin America and Asia Pacific	14.1	14.9
	59.7	76.3
Total Revenue	$93.4	$115.0

Media Contact:

Ned Hayes, Aviat Networks, Inc., (408) 567-7120, Ned.Hayes@aviatnet.com

Investor Relations:

Peter Salkowski, Aviat Networks, Inc., (408) 567-7117, Investorinfo@aviatnet.com